Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-275865) on Form S-3 of Baker Hughes Holdings LLC, Baker Hughes Co-Obligor, Inc. and Baker Hughes Company of our reports dated February 27, 2026, relating to the financial statements of Chart Industries, Inc. and the effectiveness of Chart Industries, Inc.’s internal control over financial reporting, appearing in this Current Report on Form 8-K of Baker Hughes Company.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

February 27, 2026